UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 29, 2018

Date of Report (Date of earliest event reported)

RMR Industrials, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-185046	46-0750094
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

9301 Wilshire Blvd, Suite 312

Beverly Hills, CA 90210

 (Address of Principal Executive Offices)

(310) 492-5010

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 26, 2018, Michael Okada resigned as CFO (Principal Financial Officer and Principal Accounting Officer) of RMR Industrials, Inc. (“the Company”). In connection with his resignation, Mr. Okada entered into an “Independent Contractor and Advisory Agreement” with the Company dated October 26, 2018. Under the terms of the agreement Mr. Okada will receive a one- time consulting fee of $15,000 and 2,000 shares in the Company.

On September 20, 2018, Heidi Kelly, age 47, was hired as Vice President of Accounting. On the effective date of Mr. Okada’s resignation Ms. Kelly was appointed Principal Financial Officer and Principal Accounting Officer. Ms. Kelly has 20+ years of financial experience ranging from Fortune 500 public companies to privately owned investments. She began her career with Arthur Andersen LLP. Ms. Kelly is a Certified Public Accountant (inactive) and holds a Bachelor’s degree in Accounting from Colorado State University.

ITEM 9.01. Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RMR Industrials, Inc. a Nevada corporation

Dated: October 29, 2018	By:	/s/ Chad Brownstein
Chad Brownstein Chief Executive Officer (Principal Executive Officer)